Exhibit 99.1

Newport Gold Inc.

336 #1 Queen St. S. Mississauga, On Canada L5M 1M2-
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Tel: (905)542-4990                                                     Trading Symbol: OTCBB - NWPG
Fax: (905)542-3718                                                     Web Site: www.newportgold.com

EXPLORATION HIGHLIGHTS ON BURNT BASIN BC, CANADA

NEW DISCOVERIES ADD POTENTIAL

Newport Gold Inc, ( OTCBB- NWPG), (Newport) is please to provide an exploration update at the Burnt Basin property in British Columbia, Canada.

Results to date show a large zinc, lead, copper, silver soil geochemical anomaly 200-400 meters in width and over 1km in length. Within this area untested airborne conductors have been found as well as many random occurring outcrops which have yielded many values in excess of 12% combined lead and zinc. The latter outcrops also contain silver, copper and gold values. Please refer to www.newportgold.com for exact location of rock samples.

Numerous other smaller zinc, lead, copper, gold soil geochemical anomalies were defined elsewhere on the grid, many of which are unrelated to any know mineralization. A strong 100m x 150m copper- gold soil anomaly was also defined several hundred meters to the northwest of the Upper Eva Bell showing, which is also unrelated to any known mineralization.

A new discovery of sphalerite-magnetite mineralization was made 800 meters to the northwest of the Halifax Zone with values to 15.4% zinc.

Unexpected Area: A new discovery of massive galena mineralization was also made, 1km north of the Halifax zone with values to 51.5% lead, 1.3 % zinc and 327g/t silver. A second area of mineralization, 200 meters to the north, returned values to 1.03% zinc and a third area of mineralization a further 250 m to the north, returned values to 17.1 g/t gold, 15.4 g/t silver, 1% lead and 0.6% zinc.

Contact Area: High precious metals values to 59 g/t gold and 74.9 g/t silver were obtained from sampling at the Contact Zone. This zone was discovered during the 2005 work program.

Hastings Area: A historically known area of massive magnetite-sphalerite mineralization was located, 500 m south of the Halifax, with values to 32.3% zinc returned from samples collected.

Burnt Basin Area: A new quartz vein discovery was made, 1 km west of the Motherlode, with values to 4.6 g/t gold.

Aldeen area: A new quartz vein discovery was made, 1km north of the Eva Bell, with values to 4.9g/t gold.

Field work was carried out under the supervision of Linda Caron M.Sc. Geology, a "qualified person " for the purposes of National Instrument 43-101 who has verified the data disclosed in this news release.

To find out more about NEWPORT GOLD INC. please visit us at www.newportgold.com.

On behalf of the Board of Directors of

NEWPORT GOLD INC.

GLADSTONE PROVINCIAL PARK
416000E
417000E
418000E
420000E
To Trail & Castlegar
NEWPORT GOLD INC.
BURNT BASIN PROPERTY
5449000N
5448000N
5447000N
5446000N
5445000N
5444000N
CONTACT
UNEXPECTED
Au-Zn-Pb-Cu
MOTHERLODE
ALDEEN
Au
BURNT BASIN
AJAX
Zn
Cu-Au soil anomaly
AIRBORNE EM CONDUCTOR
UPPER EVA BELL
HALIFAX
Zn-Ag
EVA BELL
Zn-Pb-Ag
2007 SOIL GRID
Zn-Pb-Cu ±Ag soil anomaly
HASTINGS
Zn-Pb
Hall's Creek
MOLLY GIBSON
Au
3
GREENWOOD MINING DISTRICT
TRAIL CREEK MINING DISTRICT
Josh Creek
McRae Creek
To Grand Forks
ABANDONED CPR
NEWPORT GOLD INC.
BURNT BASIN PROPERTY
SUMMARY MAP
0
1200m